UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		March 8, 2012

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On March 8, 2012, NACCO Industries, Inc.'s (“NACCO”) wholly owned subsidiary, NMHG Holding, Co. (“NMHG”), entered into an amendment (the "Amendment") to the second amended and restated credit agreement with the Lenders, as defined in the credit agreement, Citicorp North America, Inc., as administrative agent for the Lenders and Bank of America, N.A., as syndication agent, for a $200.0 million secured floating-rate revolving credit facility (as amended, the “Facility”). The obligations under the Facility are secured by a first lien on the cash and cash equivalents, accounts receivable and inventory of NMHG. As a result of the Amendment, the expiration of the Facility was extended to March 2017.

Borrowings bear interest at a floating rate, which can be a base rate or LIBOR, as defined in the Facility, plus an applicable margin. The applicable margins are based on the average quarterly availability, as defined in the Facility, and range from 0.75% to 1.25% for floating rate loans, 1.75% to 2.25% for fixed rate loans and 2.00% to 2.50% for foreign overdraft loans. The Facility also requires the payment of a fee of 0.375% to 0.50% per annum on the unused commitment based on the average daily outstanding balance during the preceding month.

In addition, the Facility includes restrictive covenants, which, among other things, limit the payment of dividends to NACCO. Prior to the repayment of NMHG's existing term loan and subject to achieving availability thresholds and a maximum leverage ratio, dividends to NACCO are limited to the larger of $5.0 million or 50% of the preceding year's net income for NMHG. After the repayment of NMHG's existing term loan, dividends to NACCO are subject to maintaining a certain level of availability prior to and upon payment of a dividend and achieving a minimum fixed charge coverage ratio, as defined in the Facility. The Facility also requires NMHG to achieve a minimum fixed charge coverage ratio in certain circumstances, as defined in the Facility.

Certain of the banks and financial institutions that are parties to the Facility and their respective affiliates have in the past provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services to NACCO and its subsidiaries in the ordinary course of business for which they have received and will receive customary compensation. In the ordinary course of business, such banks and financial institutions and their respective affiliates may participate in loans and actively trade the equity securities of NACCO for their own account or for the accounts of customers and, accordingly, such banks and financial institutions and their respective affiliates may at any time hold long or short positions in such securities.

The foregoing summary of the Facility is qualified in its entirety by reference to the Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

As described in Item 1.01 of this Current Report on Form 8-K, the following Exhibit is filed as part of this Current Report on Form 8-K.

(d) Exhibits

10.1
Amendment No. 1 dated March 8, 2012 to the Second Amended and Restated Credit Agreement, dated as of June 30, 2010, by and among NMHG Holding Co., NACCO Materials Handling Group, Inc., NACCO Materials Handling Limited, NACCO Materials Handling B.V., NMH International B.V., N.M.H. Holding B.V., the financial institutions from time to time party hereto as Lenders, the financial institutions from time to time party hereto as Issuing Banks, Wells Fargo Capital Finance, Inc., as Documentation Agent, Bank of America, N.A., as Syndication Agent, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and as Joint Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 14, 2012		NACCO INDUSTRIES, INC.

		By:	/s/ Kenneth C. Schilling
Name: Kenneth C. Schilling
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment No. 1 dated as of March 8, 2012 to the Second Amended and Restated Credit Agreement, dated as of June 30, 2010, by and among NMHG Holding Co., NACCO Materials Handling Group, Inc., NACCO Materials Handling Limited, NACCO Materials Handling B.V., NMH International B.V., N.M.H. Holding B.V., the financial institutions from time to time party hereto as Lenders, the financial institutions from time to time party hereto as Issuing Banks, Wells Fargo Capital Finance, Inc., as Documentation Agent, Bank of America, N.A., as Syndication Agent, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and as Joint Bookrunners.